CERBCO, Inc.
                                3421 Pennsy Drive
                            Landover, Maryland 20785

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, DECEMBER 12, 2002
--------------------------------------------------------------------------------
To the Stockholders of CERBCO, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CERBCO, Inc., a Delaware corporation (the "Company"), for the fiscal year ended June 30, 2002, will be held at PNC Bank, 300 Delaware Avenue, 3rd Floor, Wilmington, Delaware, on Thursday, December 12, 2002, at 10:00 a.m. local time, for the following purposes:

     1.   Proposal 1: To elect  directors  of the  Company;
     2. Proposal 2: To approve the Company's 2002 Board of Directors' Stock Option Plan; and
     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on October 24, 2002, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

     A copy of the Company's Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2002, a Proxy, and a Proxy Statement accompany this Notice.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RESPONSE WILL ASSURE YOUR PARTICIPATION IN THE MEETING AND REDUCE THE COMPANY'S EXPENSE IN SOLICITING PROXIES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                   By Order of the Board of Directors,



                                   /s/Robert F. Hartman
                                   Robert F. Hartman
                                   Secretary


Landover, Maryland
November 4, 2002


                                  CERBCO, Inc.
                                3421 Pennsy Drive
                            Landover, Maryland 20785

                    Annual Meeting of Stockholders to be Held
                                December 12, 2002

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CERBCO, Inc., a Delaware corporation ("CERBCO" or the "Company"), for use at the Annual Meeting of Stockholders to be held at PNC Bank, 300 Delaware Avenue, 3rd Floor, Wilmington, Delaware, on Thursday, December 12, 2002, at 10:00 a.m. local time, and at any adjournments thereof (the "Meeting").

     The Board of Directors (the "Board") has fixed the close of business on October 24, 2002, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting.

     Stockholders are requested to complete, sign and date the enclosed proxy and return it promptly to the Company in the enclosed envelope. If the enclosed proxy is executed and returned, it may be revoked at any time before it is voted at the Meeting by a written notice of revocation to the Secretary of the Company, or by executing a proxy bearing a later date, or by voting at the Meeting.

     Shares of Common Stock and shares of Class B Common Stock represented by valid proxies received in time for the Meeting, and not revoked, will be voted as specified therein. If no instructions are given, the respective shares of common stock will be voted as follows: (i) FOR the election as director of the Company that nominee for director designated for election by the holders of Common Stock and listed under the caption "Proposal No. 1 - Election of
Directors" herein; (ii) FOR the election as directors of the Company those nominees for director designated for election by the holders of Class B Common Stock and listed under the caption "Proposal No. 1 - Election of Directors" herein; (iii) FOR approval of the 2002 Board of Directors' Stock Option Plan as described in "Proposal No. 2 - Approval of the 2002 Board of Directors' Stock Option Plan" herein; and (iv) if authority is given to them, at the discretion of the proxy holders, on any other matters that may properly come before the Meeting.

     The cost of solicitation will be borne by the Company. Additional solicitations may be made by mail, telephone, telegraph, personal contact or other means by the Company or by its directors or regular employees. The Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy statements to the beneficial owners of shares of the Company's common stock and to reimburse them for their reasonable expenses in so doing.

     This Proxy Statement and the accompanying Notice of Annual Meeting, Proxy and Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2002 are first being mailed to the Company's stockholders of record on or about November 4, 2002.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the Record Date, there were outstanding 1,482,956 shares, comprised of 1,189,538 shares of Common Stock, $.10 par value (the "Common Stock"), and 293,418 shares of Class B Common Stock, $.10 par value (the "Class B Common Stock"), which are the only classes of stock of the Company outstanding. A quorum shall be constituted by the presence at the Meeting of one-third (1/3) of the outstanding shares of Common Stock, or 396,513 of such shares, and one-third (1/3) of the outstanding shares of Class B Common Stock, or 97,806 of such shares.

     Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, except with respect to the election of directors and any other matter requiring the vote of Common Stock or Class B Common Stock separately as a class. The holders of Common Stock, voting as a separate class, are entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Common Stock are entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the remaining directors. The affirmative vote of the holders of a majority of each class of common stock present in person or represented by proxy, provided a quorum of that class is present, is necessary for the election of directors by the class. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. Where authority to vote shares is withheld, including instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

     The following information is furnished with respect to each person or entity who is known to the Company to be a beneficial owner of more than five percent of any class of the Company's voting securities as of the Record Date:

                                                           Amount and Nature of
Name & Address of Beneficial Owner      Title of Class     Beneficial Ownership       Percent of Class
----------------------------------      --------------     --------------------       ----------------

Robert W. Erikson                      Common Stock                  60,700  1/              5.1%
3421 Pennsy Drive                      Class B Common Stock         131,750  1/             44.9%
Landover, MD 20785

George Wm. Erikson                     Common Stock                  59,602  2/              5.0%
3421 Pennsy Drive                      Class B Common Stock         115,814  2/             39.5%
Landover, MD 20785

Schaenen Capital Management, LLC       Common Stock                  76,400  3/              6.4%
200 Park Avenue, Suite 3900
New York, NY 10166

Remnant Partners L.P.                  Common Stock                  61,300  4/              5.2%
714 St. Johns Road
Baltimore, MD  21210
-------------------------------------------------------------------------------------------------------

1/   Record and beneficial ownership, sole voting and sole investment power.
2/ Record and beneficial ownership. Includes 2,246 shares of each class of stock owned jointly with Mr. Erikson's spouse, as to which there is shared voting and investment power.
3/ Beneficial ownership, sole voting and sole investment power as publicly disclosed in Amended Schedule 13G filed with the U.S. Securities and Exchange Commission on February 12, 2002.
4/ Based upon an Amended Schedule 13G filed with the Securities and Exchange Commission on January 15, 2002. That Schedule indicates that Remnant Partners L.P., of which Mr. John C. Boland is the President of the General Partner, has sole voting and dispositive power with respect to 44,500 shares of Common Stock and that Mr. Boland holds an additional 16,800 shares of Common Stock in his personal accounts.

     The following information is furnished with respect to all directors of CERBCO who were the beneficial owners of any shares of Common Stock and/or Class B Common Stock as of the Record Date, and with respect to all directors and officers of CERBCO as a group:

                                                    Amount & Nature of Beneficial Ownership
Name of Beneficial Owner                        Title of Class        Owned Outright  Exercisable Options  Percent of Class
------------------------                        --------------        --------------  -------------------  ----------------

Robert W. Erikson                              Common Stock              60,700  1/        20,000               6.4%
                                               Class B Common Stock     131,750  1/             0              44.9%

George Wm. Erikson                             Common Stock              59,602  2/        20,000               6.3%
                                               Class B Common Stock     115,814  2/             0              39.5%

Webb C. Hayes, IV                              Common Stock               4,500            20,000               1.9%

Paul C. Kincheloe, Jr.                         Common Stock               7,500            20,000               2.2%

All Directors and Officers as a Group          Common Stock             132,302            80,000              16.7%
(5 persons Including those named above) 3/     Class B Common Stock     247,564                 0              84.4%

---------------------------------------------------------------------------------------------------------------------------

1/   Record and beneficial ownership, sole voting and sole investment power.

2/ Record and beneficial ownership. Includes 2,246 shares of each class of stock owned jointly with Mr. Erikson's spouse, as to which there is shared voting and investment power.

3/ Mr. George Erikson also is the beneficial owner of 16,500 shares of Common Stock (less than 1% of such class) of Insituform East, Incorporated, a subsidiary of the Company. In addition, Messrs. George Erikson and Robert Erikson each are the beneficial owners of exercisable options on 75,000 shares of the Common Stock (approximately 1.7% of such class) of Insituform East, Incorporated, pursuant to the Insituform East 1994 and 1999 Board of Directors' Stock Option Plans.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The authorized number of directorships of the Board of Directors is four. Four directors are presently serving. Accordingly, in accordance with the Company's Certificate of Incorporation and By-laws, the Board has nominated one director to be elected by the holders of shares of Common Stock and three directors to be elected by holders of shares of Class B Common Stock. The terms of all presently serving directors expire upon the election and qualification of the directors to be elected at the Meeting, and the four persons presently serving as directors are all nominees to be elected at the Meeting. The directors elected will serve subject to the Company's By-laws until the next Annual Meeting of Stockholders for the fiscal year ending June 30, 2003 and until their respective successors shall have been duly elected and qualified.

     It is intended that the individuals named in the enclosed form of proxy will vote their proxies in favor of the election of the persons listed below as the Board's nominees for the Company's directors, unless otherwise directed. The Board has no reason to believe that any of the nominees for the office of director will not be available for election as director. However, should any of them become unwilling to be elected or unable to serve, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person as the Board may recommend.

PRESENT DIRECTORS WHO ARE NOMINATED FOR RE-ELECTION

     One of the four nominees for election to the Board of Directors identified below has been designated for election by the holders of shares of Common Stock, and only the holders of such shares may vote with respect to such nominee. The remaining three nominees have been designated for election by the holders of shares of Class B Common Stock, and only the holders of such shares may vote with respect to such nominees. Accordingly, the following list contains a designation as to that nominee to be elected by holders of shares of Common Stock and those nominees to be elected by holders of shares of Class B Common
Stock:

                                                                          First Became     Class of Common Stock
Name, Age, Principal Occupation, Business Experience and Directorships     A Director       for Which Nominated
----------------------------------------------------------------------     ----------       -------------------


Robert W. Erikson, Age 57  2/ 3/                                             1974 1/       Class B Common Stock

     President and a Director of CERBCO since 1988; Insituform East, Inc. - Vice
     Chairman since 1986 and President since 1991, a Director since 1985 and Vice Chairman of the Board of Directors from 1985 to 1986; CERBERONICS,
     Inc. - a Director since 1974, Chairman since 1988, and President from 1977 to 1988; a Director of Palmer National Bancorp, Inc. and The Palmer
     National  Bank from 1983 to 1996,  and a Director  of The  Palmer  National
     Bank's successor,  The George Mason Bank, N.A., from 1996 to 1997;  Capitol
     Office Solutions, Inc. - Vice Chairman and a Director from 1987 to June 30,
     1997.

George Wm. Erikson, Age 60  2/ 3/                                            1975 1/       Class B Common Stock

     Chairman,  General Counsel and a Director of CERBCO since 1988;  Insituform
     East, Inc. - Chairman and General Counsel since 1986, a Director since 1984 and Chairman of the Board of Directors from 1985 to 1986; CERBERONICS, Inc.
     - a Director since 1975, General Counsel since 1976,  Chairman from 1979 to
     1988,  and Vice  Chairman  since 1988;  Capitol  Office  Solutions,  Inc. -
     Chairman, General Counsel and a Director from 1987 to June 30, 1997.

Webb C. Hayes, IV, Age 54  4/                                                 1991         Class B Common Stock

     Managing Director of Private Client Services at Friedman,  Billings, Ramsey
     Group, Inc. Director and Vice Chairman of United Bank from June 1997 to May
     1999.  Director and Executive  Vice  President of George Mason  Bankshares,
     Inc. and Chairman,  President and CEO of The George Mason Bank,  N.A., from
     1996 to 1997;  Chairman of the Board of Palmer National  Bancorp,  Inc. and
     The Palmer  National Bank from 1985 to 1996,  President and Chief Executive
     Officer from 1983 to 1996;  Insituform  East, Inc. - a Director since 1994;
     Capitol Office  Solutions,  Inc. - a Director from 1992 to June 30, 1997; a
     Director of the Federal Reserve Bank of Richmond from 1992 to 1995.

Paul C. Kincheloe, Jr., Age 61  4/                                            1991             Common Stock

     Practicing attorney and real estate investor since 1967; Partner in the law firm of Kincheloe and  Schneiderman  since 1983;  Insituform East, Inc. - a
     Director since 1994; Capitol Office Solutions,  Inc. - a Director from 1992 to June 30, 1997;  Director of Herndon  Federal Savings & Loan from 1970 to
     1983;  Director of First Federal  Savings & Loan of Alexandria from 1983 to
     1989.
-------------------------------------------------------------------------------------------------------------------

1/ Includes service as a director of CERBERONICS, Inc., now a wholly-owned subsidiary of the Company.

2/ Member of the Corporate Executive Committee of the Company, and the Chief Executive Officer Committee of Insituform East, Incorporated, which committees perform the functions of the Chief Executive Officer of each of the respective companies.

3/   Messrs. Robert Erikson and George Erikson are brothers.

4/   Member of the Audit Committee.


                      COMMITTEES OF THE BOARD OF DIRECTORS
                             AND MEETING ATTENDANCE

GENERAL

     The Board of Directors has an Audit Committee, the members of which are all outside directors. The names of the committee's members are indicated in the table above. Each of the Audit Committee members is "independent" as that term is defined under the rules of the National Association of Securities Dealers ("NASD"). The Board of Directors does not have standing nominating or compensation committees, or committees performing similar functions.

     The Board of Directors has adopted, and the Audit Committee operates under, an Audit Committee Charter. The Audit Committee, among its functions, reviews the Company's financial policies and accounting systems and controls, reviews the scope of the independent public accountants' audit and approves the duties and compensation of the independent public accountants, both with respect to audit and any non-audit services. The Audit Committee meets periodically with the independent public accountants outside the presence of corporate management or other employees to discuss matters of concern, receive recommendations or suggestions for change and have a free exchange of views and information.

MEETING ATTENDANCE

     During the fiscal year ended June 30, 2002, the Board of Directors of the Company held eight meetings. The Audit Committee held one meeting. Each of the Company's directors attended 75% or more of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent public accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent public accountants the audited financial statements. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received from the independent public accountants the written disclosures required by Independence Standards Board No. 1, Independence
Discussions with Audit Committees and discussed with them their independence from the Company and its management. And, the Audit Committee has considered whether the independent public accountants provision of other non-audit services to the Company is compatible with the auditors' independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board had approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-KSB for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee

Webb C. Hayes, IV
Paul C. Kincheloe, Jr.

                             EXECUTIVE COMPENSATION

COMPENSATION REPORT BY THE BOARD OF DIRECTORS

GENERAL

     CERBCO, Inc. ("CERBCO" or the "Company") is a parent holding company which, through its wholly-owned subsidiary, CERBERONICS, Inc. ("CERBERONICS"), holds a controlling interest in Insituform East, Incorporated ("Insituform East") [excavationless sewer and pipeline rehabilitation].

     The Company does not have a compensation committee. The Corporate Executive Committee (the "CEC")1, with the annual review and oversight of the Board, determines the base salary for all officers of the Company except the members of the CEC. The Board, as a whole, considers compensation arrangements proposed by and for members of the CEC and, pursuant to the By-laws, is the ultimate determiner of compensation arrangements for members of the CEC. When considering CEC compensation arrangements, a portion of Board review may be conducted in camera, excluding CEC members, and resolutions of the Board determining CEC compensation arrangements typically are voted upon twice, once with CEC members abstaining.

 --------
1 Pursuant to the Company's By-laws, the CEC performs the functions of the Chief Executive Officer of the Company. The CEC presently has two members, Messrs. George Wm. Erikson, Chairman, and Robert W. Erikson, President.

PHILOSOPHY

     The executive compensation philosophy of the Company (which is intended to apply to all of the executive officers of the Company, including members of the
CEC) is aimed at: (i) attracting and retaining qualified management to implement the Company's business plan; (ii) establishing a direct link between management compensation and the achievement of the Company's annual and long-term performance goals; and (iii) recognizing and rewarding individual initiative and achievement. The Board believes management compensation should be set at levels competitive with compensation arrangements provided by other companies with which the Company competes for executive talent, and by other companies of similar size, business or location. It is also the Board's view that the compensation of management should have a component contingent upon the Company's level of performance. By aligning the financial interests of the Company's executive officers and those of its shareholders, the Company encourages executive officers to enhance the profitability of the Company and thus increase shareholders' value. Since CERBCO officers devote a predominate portion of their time to the affairs of CERBCO's subsidiaries, the Board reviews and considers the compensation decisions of such subsidiaries when determining the total compensation arrangements of its officers. The Board and the CEC review the compensation arrangements of the Company's executive officers on a continuing basis to ensure that such arrangements are consistent with this executive compensation philosophy.

COMPONENTS OF COMPENSATION

     The compensation program for the Company's officers (including members of the CEC), which includes compensation received from CERBCO, Insituform East and CERBERONICS, consists of: (a) base salaries; (b) compensation pursuant to plans; and (c) incentive cash bonuses. The Board and/or the CEC determine the base salaries of CERBCO officers and the Board administers the Company's Supplemental Executive Retirement Plan (the "CERBCO SERP") covering the Company's officers. However, each CERBCO officer additionally has employment responsibilities and serves as an officer with the Company's subsidiaries and receives most of his compensation, including base salary, compensation pursuant to plans and incentive cash bonuses, from such subsidiaries. The CERBCO Board carefully reviews the compensation decisions of the subsidiaries as they relate to each of the officers of CERBCO.

     Commencing in 1994, a publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year (the "Deduction Limitation"). While the Company's compensation programs generally are not intended to qualify for any of the exceptions to the applicability of the Deduction Limitation, it is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future.

     (a) Base Salary. The base salary level for each executive officer (including members of the CEC) is considered annually in September, and yearly adjustments, if any, are made effective on or about October 1st of each year. The timing of such yearly reviews permits consideration of information which is developed each year for the Company's annual report, including audited financial statements for the fiscal year then ended June 30th. The CEC is empowered to adjust the annual base salary level of executive officers (other than members of the CEC) at other times during the year should it deem any such adjustments appropriate. Such adjustments are included in the annual officer compensation review and approvals conducted by the Board each September.

     The annual September review of base salary levels is subjective. No specific factors, targets or criteria, such as the market value of the Company's stock, are employed in any formula or other quantitative prescription to determine base compensation. However, consistent with the Company's compensation philosophy, consideration is given to individual initiative, individual achievement and the Company's performance, as well as information on salaries and other remuneration at other companies of similar size, business or location. Since the officers of CERBCO are employed by and receive most of their salaries from one or more of the Company's subsidiaries, the CERBCO Board reviews and considers the base salary received from such subsidiaries and determines whether the aggregate base compensation received by each officer is commensurate with the time and effort devoted to the activities of the Company and each subsidiary.

     Applying the Company's compensation philosophy during the annual review in September 2001, it was the judgment of the CEC and the Board that the base salary level of the Company's one non-CEC executive officer should be increased 3.5% effective October 1, 2001. In addition, this officer of CERBCO is also an officer of Insituform East and CERBERONICS, and the Board concurred with the decisions of the Insituform East Board of Directors, and the CERBERONICS Board of Directors, to increase by 3.5% the base salary of this officer effective October 1, 2001. Further, the CEC recommended, and the Board approved, no base salary increase for the members of the CEC.

     In May 2002, as a cost-cutting measure in response to Insituform East's continuing financial losses, the CEOC of Insituform East implemented a 12.5% reduction in the base salary paid by Insituform East to the Company's one non-CEC executive officer. Such reduction followed a 25% reduction, implemented in October 2001, in each of the base salaries paid by Insituform East to the members of the CEC. In October 2002, the CEOC of Insituform East restored the 12.5% reduction in the base salary paid by Insituform East to the Company's one non-CEC executive officer.

     (b) Compensation Pursuant to Plans. The officers of CERBCO are eligible to receive plan compensation through the CERBCO SERP. In addition, the officers of CERBCO, including members of the CEC, as employees of Insituform East, are eligible to receive plan compensation through any plan offered to the employees of Insituform East. Participation in, and benefits acquired under such plans (other than stock option plans) are on a nondiscretionary formula basis applicable to all Insituform East employees (see "Compensation Pursuant to Plans
- Insituform East, Incorporated Plans").

     Pursuant to the CERBCO SERP, the members of the CEC will receive a monthly retirement benefit for life equivalent to 50% of the final aggregate monthly salary such executives received from the Company and its subsidiaries as defined in and limited by the executives' agreement. The other executive presently covered by the CERBCO SERP will receive a monthly retirement benefit for life equivalent to 25% of the final aggregate monthly salary such executive received from the Company and its subsidiaries as defined in and limited by the executive's agreement (see "Compensation Pursuant to Plans - CERBCO, Inc. Plans").

     The terms of the CERBCO SERP require the Company to establish a trust to facilitate the Company's satisfaction of its obligations thereunder to pay supplemental retirement benefits to the Company's executive officers. The Company has established such a trust, which has been funded by life insurance policies.

     The Board views the CERBCO SERP as providing important benefits to the covered executives after their retirement. Further, the Board believes that the adoption of the CERBCO SERP is fully consistent with CERBCO's compensation philosophy and is a customary form of supplemental executive retirement similar to that adopted by comparable companies.

     (c) Incentive Cash Bonuses. CERBCO has deferred the direct employ of an incentive cash bonus as part of the compensation package of its officers. However, the Company believes that the compensation of its officers is typically more directly linked to the overall profitability of the Company's operations as a whole because each of the officers is employed by the Company's principal operating subsidiary, Insituform East, which does offer incentive cash bonuses. Insituform East employs an annual return-on-equity ("ROE") incentive cash bonus which is tied to its earnings. The Insituform East ROE incentive bonus amount is calculated by multiplying Insituform East's annual ROE percentage (net earnings divided by weighted average equity less current earnings) by the base compensation paid to the officer over the fiscal year. The maximum annual individual bonus available to any officer is normally limited to an upper cap of 30% of the officer's base compensation used in the respective ROE formula. For the most recent fiscal year ended June 30, 2002, due to negative net earnings, no incentive cash bonuses were awarded to Insituform East officers. The Company's Board concurred with the incentive bonus decisions made by Insituform East for fiscal year 2002.

COMPENSATION OF MEMBERS OF THE CEC

     On September 11, 2001, the CERBCO Board approved without change a base salary of $11,934 per year, effective October 1, 2001, for each current member of the CEC, namely, Messrs. George Erikson and Robert Erikson. The decision made by the CERBCO Board was subjective, taking into account the philosophical aim of setting executive compensation and was not based on any particular performance criteria. As part of its analysis when it determined the compensation packages for Messrs. George Erikson and Robert Erikson, the Board reviewed the compensation they received from Insituform East and CERBERONICS in order to ensure that their aggregate compensation was reasonably apportioned in relation to the time, duties and responsibilities among each of the three companies.

     At Insituform East, the base salary received by Messrs. George Erikson and Robert Erikson remained at a rate of $225,271 per year, effective October 1, 2001. Due to the negative earnings results obtained by Insituform East for fiscal year 2002, no incentive cash bonus was earned by either Mr. George Erikson or Mr. Robert Erikson. No stock options were granted to either Mr. George Erikson or Mr. Robert Erikson under the Insituform East 1999 Employee Stock Option Plan.

     On October 4, 2001, Insituform East's Board of Directors determined to reduce the level of base annual salaries paid to Messrs. George Erikson and Robert Erikson as a symbol of the cost-cutting measures that would be necessary to return Insituform East to a positive financial condition. Accordingly, the Insituform East Board approved a reduction of 25% in the base salaries of Messrs. George Erikson and Robert Erikson, from $225,271 to $168,953 per year, effective October 12, 2001.

     At CERBERONICS, the base salary received by Messrs. George Erikson and Robert Erikson remained at a rate of $94,266 per year, effective October 1, 2001.

     In reviewing and approving the compensation package for the CEC members, the Board considered that Messrs. George Erikson and Robert Erikson devote a predominate portion of their time and effort directly to the activities of CERBCO's subsidiaries, and that their work for CERBCO requires a smaller portion of their time and effort. The Board concurred in the compensation paid to the members of the CEC by each such subsidiary and believes the components of the aggregate compensation paid to Messrs. George Erikson and Robert Erikson by the Company and its subsidiaries provide a compensation package that fairly reflects the time and effort devoted by such officers to the Company and each of its subsidiaries.

THE ABOVE COMPENSATION REPORT IS MADE OVER THE NAME OF EACH MEMBER OF THE BOARD OF DIRECTORS.

Robert W. Erikson
George Wm. Erikson
Webb C. Hayes, IV
Paul C. Kincheloe, Jr.

SUMMARY COMPENSATION

     CERBCO is a parent holding company with a controlling interest, through its wholly-owned subsidiary, CERBERONICS, in Insituform East ("IEI"). CERBCO officers participate in the management of each of these subsidiaries. The following table sets forth information concerning the compensation paid to each of the named executive officers of the Company and its subsidiaries for the fiscal years ended June 30, 2002, 2001 and 2000:


                           SUMMARY COMPENSATION TABLE

                                                                                                 Long-Term Compensation
                                                                                              --------------------------
                                                               Annual Compensation                Awards         Payouts
                                                             -----------------------          ----------------   -------

Name                                                            Other        Total         Restricted
and                                                             Annual       Annual        Stock    Options/ LTIP     All Other
Principal               Fiscal                   Salary  Bonus  Compensation Compensation  Awards   SARs     Payouts  Compensation
Position                Year                      ($)     ($)       ($)3/        ($)         ($)      (#)      ($)       ($) 4/


Director & President 1/       IEI                186,282    0        0        186,282          0   15,000         0         949
                              CERBERONICS         94,266    0        0         94,266          0        0         0           0
                                              -------------------------------------------  ----------------  -----------------------
                                              $ 292,481    $0    $   0       $292,481       $  0   20,000     $   0      $  949
                                              ===========================================  ================  =======================

                        2001  CERBCO          $  11,934    $0    $   0       $ 11,934       $  0    5,000     $   0      $    0
                              IEI               225,271     0        0        225,271          0   15,000         0       1,463
                              CERBERONICS        94,266     0        0         94,266          0        0         0           0
                                              -------------------------------------------  ----------------  -----------------------
                                              $ 331,471    $0    $   0       $331,471       $  0   20,000     $   0      $1,463
                                              ===========================================  ================  =======================

                        2000  CERBCO          $  11,819    $0    $   0       $ 11,819$      $  0    5,000      $  0      $    0
                              IEI               223,106     0        0        223,106          0   15,000         0       1,140
                              CERBERONICS        93,359     0        0         93,359          0        0         0           0
                                              -------------------------------------------  ----------------  -----------------------
                                              $ 328,284    $0    $   0       $328,284       $  0   20,000      $  0      $1,140
                                              ===========================================  ================  =======================

George Wm. Erikson      2002  CERBCO          $   11,93$    $0   $   0       $ 11,934       $  0    5,000      $  0      $    0
Director, Chairman            IEI                186,282     0       0        186,282          0   15,000         0         949
 & General Counsel 1/         CERBERONICS         94,266     0       0         94,266          0        0         0           0
                                              -------------------------------------------  ----------------  -----------------------
                                              $ 292,481     $0   $   0       $292,481       $  0   20,000      $  0      $  949
                                              ===========================================  ================  =======================

                        2001  CERBCO          $   11,93     $0   $   0       $ 11,934       $  0    5,000      $  0      $    0
                              IEI               225,271      0       0        225,271          0   15,000         0       1,463
                              CERBERONICS        94,266      0       0         94,266          0        0         0           0
                                              -------------------------------------------  ----------------  -----------------------
                                              $ 331,471     $0   $   0       $331,471       $  0   20,000      $  0      $1,463
                                              ===========================================  ================  =======================

                        2000  CERBCO          $   11,819    $0   $   0       $ 11,819       $  0    5,000      $  0      $    0
                              IEI                223,106     0       0        223,106          0   15,000         0       3,540
                              CERBERONICS         93,359     0       0         93,359          0        0         0           0
                                              -------------------------------------------  ----------------  -----------------------
                                              $ 328,284$    $0   $   0       $328,284       $  0   20,000      $  0      $3,540
                                              ===========================================  ================  =======================

Robert F. Hartman       2002  CERBCO          $    9,039    $0   $   0       $  9,039       $  0        0      $  0      $    0
Vice President,               IEI                 96,427     0       0         96,427          0        0         0         509
 Secretary &                  CERBERONICS          3,200     0       0          3,200          0        0         0           0
 Treasurer 2/                                 -------------------------------------------  ----------------  -----------------------
                                              $ 108,666     $0   $   0       $108,666       $  0        0      $  0      $  509
                                              ===========================================  ================  =======================

                        2001  CERBCO          $   8,814     $0   $   0       $  8,814       $  0        0      $  0      $    0
                              IEI                95,883      0       0         95,883          0   30,000         0         783
                              CERBERONICS         3,120      0       0          3,120          0        0         0           0
                                              -------------------------------------------  ----------------  -----------------------
                                              $ 107,817     $0   $   0       $107,817       $  0   30,000      $  0      $  783
                                              ===========================================  ================  =======================

                        2000  CERBCO          $   8,729     $0   $   0       $  8,729       $  0        0      $  0      $    0
                              IEI                94,962      0       0         94,962          0        0         0       1,004
                              CERBERONICS         3,089      0       0          3,089          0        0         0           0
                                              -------------------------------------------  ----------------  -----------------------
                                              $ 106,780     $0   $   0       $106,780       $  0        0      $  0      $1,004
                                              ===========================================  ================  =======================

1/ The Company's Corporate Executive Committee, consisting of the Chairman and the President, exercises the duties and responsibilities of the Chief Executive Officer of the Company. Information concerning Messrs. George Erikson and Robert Erikson is provided under the section entitled "Proposal No. 1 - Election of Directors."
2/ Mr. Robert - Hartman, age 55, has been Vice President and Controller of CERBCO since February 1988, Secretary since June 1991, Treasurer and Chief Financial Officer since December 1997. He has also been Vice President - Administration and Secretary of Insituform East, Incorporated since June 1991 and assumed the additional titles and duties of Treasurer and Chief Financial Officer in May 2002. From October 1985 to February 1988, Mr. Hartman was Controller of Dynamac International, Inc. From August 1979 to September 1985, Mr. Hartman served in various capacities with CERBERONICS, Inc., including Vice President and Treasurer.
3/ None of the named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total salary and bonus.
4/   Amounts allocated under the IEI Employee Advantage Plan.

COMPENSATION PURSUANT TO PLANS

CERBCO, Inc. Plans

CERBCO Supplemental Executive Retirement Plan

     During fiscal year 1994, CERBCO entered into Supplemental Executive Retirement Agreements with Messrs. Robert Erikson, George Erikson and Robert Hartman pursuant to a Supplemental Executive Retirement Plan (the "CERBCO
SERP"). The agreements provide for monthly retirement benefits of 50% of the executive's final aggregate monthly salary from CERBCO and its subsidiaries as defined in and limited by the executives' agreement, for Messrs. Robert Erikson and George Erikson. In the case of Mr. Robert Hartman, the agreement provides for 25% of the executive's final aggregate monthly salary from CERBCO and its subsidiaries as defined in and limited by the executive's agreement. Each covered executive's benefit under the plan is payable in equal monthly amounts for the remainder of the covered executive's life beginning as of any date on or after his 62nd birthday (at the covered executive's election) but not before his termination of service. Payments under the CERBCO SERP are not subject to any reduction for Social Security or any other offset amounts but are subject to Social Security and other applicable tax withholding.

     To compute the monthly retirement benefits, the percentage of final monthly salary is multiplied by a ratio (not to exceed 1) of:

     the completed years (and any fractional year) of employment by CERBCO after 1992 to
     the total number of years (and any fractional year) of employment after 1992 that the executive would have completed if he had continued in employment to age 65.

     If the executive dies prior to retirement, the executive's beneficiary will receive a pre-retirement death benefit under a split-dollar insurance arrangement. The executive's beneficiary will receive a one-time lump sum payment in the amount of $1,400,000 (in the case of Messrs. Robert Erikson or George Erikson) or $700,000 (in the case of Mr. Robert Hartman). If the executive dies after commencement of the payment of retirement benefits, but before receiving 180 monthly payments, the executive's beneficiary will continue to receive payments until the total payments received by the executive and/or his beneficiary equal 180.

     The CERBCO SERP is technically unfunded, except as described below. CERBCO will pay all benefits from its general revenues and assets. To facilitate the payment of benefits and provide the executives with a measure of benefit security without subjecting the CERBCO SERP to various rules under the Employee Retirement Income Security Act of 1974, CERBCO has established an irrevocable trust called the CERBCO, Inc. Supplemental Executive Retirement Trust. This trust is subject to the claims of CERBCO's creditors in the event of bankruptcy or insolvency. The trust has purchased life insurance on the lives of the executive officers covered by the Supplemental Executive Retirement Agreements to provide for CERBCO's financial obligations under the plan. Assets in the trust consist of the cash surrender values of the executive life insurance policies and are carried on CERBCO's balance sheet as assets. The trust will not terminate until participants and beneficiaries are no longer entitled to benefits under the plan. Upon termination, all assets remaining in the trust will be returned to CERBCO.

     Each executive's covered compensation under the CERBCO SERP is equal to his final monthly salary as defined in and limited by the executive's agreement. The maximum covered compensation for Messrs. Robert Erikson and George Erikson is limited to $20,834 per month ($250,000 annually), increased 2% annually beginning in 1993. The maximum covered compensation for Mr. Robert Hartman is limited to $7,500 per month ($90,000 annually), increased 2% annually beginning in 1993.

     The following table sets forth information concerning vested annual benefits as of June 30, 2002 for the executives listed in the Summary Compensation Table covered by the CERBCO SERP:

                      Years of Credited      Current Annual         Vested          Vested
Name                  Service Under Plan   Covered Compensation    Percentage   Annual Benefit

Robert W. Erikson           10                    $298,773           55.58%         $82,993
George Wm. Erikson          10                    $298,773           66.67%         $99,591
Robert F. Hartman           10                    $107,558           50.00%         $13,445

CERBCO 1997  Directors' Stock Option Plan

     CERBCO adopted, with stockholder approval at the 1997 Annual Meeting of Stockholders, the CERBCO, Inc. 1997 Board of Directors' Stock Option Plan (the "CERBCO 1997 Directors' Plan"). The purpose of the CERBCO 1997 Directors' Plan is to promote the growth and general prosperity of CERBCO by permitting the Company, through the granting of options to purchase shares of CERBCO's Common Stock, to attract and retain the best available persons as members of CERBCO's Board of Directors with an additional incentive for such persons to contribute to the success of the Company. A maximum of 125,000 shares of Common Stock may be made subject to options under the CERBCO 1997 Directors' Plan. Options shall be granted to all directors of CERBCO pursuant to the terms of the plan. Each option granted under the CERBCO Directors' Plan entitles each director to whom such option is granted the right to purchase shares of CERBCO's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant, provided the director has served continually for at least six months following the date of the grant.

     The CERBCO Board of Directors administers the CERBCO 1997 Directors' Plan and has exclusive authority to interpret, construe and implement the provisions of the plan, except as may be delegated in whole or in part by the Board to a committee of the Board which may consist of three or more members of the Board. No such delegation of authority has been made. Each determination, interpretation or other action that may be taken pursuant to the CERBCO 1997 Directors' Plan by the Board is final and binding and conclusive for all purposes and upon all persons. The Board from time to time may amend the plan as it deems necessary to carry out the purposes thereof.

     The terms of the CERBCO 1997 Directors' Plan contemplated that each director of the Company be granted an option to purchase 5,000 shares of the Company's Common Stock each year for five years, for a total of 25,000 shares of Common Stock per director, beginning in fiscal year 1997. On May 14, 2002, options on a total of 20,000 shares of Common Stock were granted to directors of the Company (options on 5,000 shares to each of four directors) at a per share price of $4.00. No options available under the plan were exercised by directors of the Company during fiscal year 2002.

Insituform East, Incorporated Plans

Insituform East Employee Advantage Plan

     As executive officers of Insituform East, Messrs. Robert Erikson, George Erikson and Robert Hartman participate in the Insituform East, Incorporated Employee Advantage Plan (the "IEI Advantage Plan"). The IEI Advantage Plan is a noncontributory profit sharing (retirement) plan in which all employees not covered by a collective bargaining agreement and employed with Insituform East for at least one year are eligible to participate. No employee is covered by a collective bargaining agreement. The IEI Advantage Plan is administered by the Insituform East Board of Directors which determines, at its discretion, the amount of Insituform East's annual contribution. The Insituform East Board of Directors can authorize a contribution, on behalf of Insituform East, of up to 15% of the compensation paid to participating employees during the year. The plan is integrated with Social Security. Each participating employee is allocated a portion of Insituform East's contribution based on the amount of that employee's compensation plus compensation above FICA limits relative to the total compensation paid to all participating employees plus total compensation above FICA limits. Amounts allocated under the IEI Advantage Plan begin to vest after three years of service (at which time 20% of the contribution paid vests) and are fully vested after seven years of service. No contribution was authorized for the fiscal year ended June 30, 2002.

     The IEI Advantage Plan also includes a salary reduction profit sharing feature under Section 401(k) of the Internal Revenue Code. Each participant may elect to defer a portion of his compensation by any whole percentage from 2% to 16% subject to certain limitations. As mandated by the plan, Insituform East contributed an employer matching contribution equal to 25% of the participant's deferred compensation up to a maximum of 1.5% of the participant's total paid compensation for the fiscal year. Participants are 100% vested at all times in their deferral and employer matching accountsNo matching contribution was authorized for the fiscal year ended June 30, 2002. The following amounts forfeited by former participants who terminated employment with Insituform East during fiscal year 2002 were reallocated under the plan to the named executive officers of the Company:

Names  and   Capacities in Which                                             Contributions for    Vested Percent
Cash ContributionsWere Made                                                 Fiscal Year 2002 1/   as of 06/30/02
---------------------------                                                --------------------   --------------

George   Wm.   Erikson, Chairman                                                  $949                  100%
Robert W. Erikson, President                                                      $949                  100%
Robert F. Hartman, Vice President - Administration & Secretary                    $509                  100%
Executive Officers of Insituform East as a Group,
  (5 persons, including those named above)                                      $2,407
----------------------------------------------------------------------------------------------------------------

1/   Amounts  totaling  $17,461  were  forfeited  by  former   participants  who
     terminated employment with Insituform East during fiscal year 2002 and were reallocated to remaining plan participants.

Insituform East 1999 Board of Directors' Stock Option Plan

     Insituform  East  adopted,  with  stockholder  approval  at the 1999 Annual
Meeting of Stockholders, the Insituform East, Incorporated 1999 Board of Directors' Stock Option Plan (the "IEI 1999 Directors' Plan"). The purpose of this plan is to promote the growth and general prosperity of Insituform East by permitting Insituform East, through the granting of options to purchase shares of its Common Stock, to attract and retain the best available persons as members of Insituform East's Board of Directors with an additional incentive for such persons to contribute to the success of Insituform East. The term of the plan is for ten years, unless terminated sooner by the Board of Directors. The IEI 1999 Directors' Plan is administered and options are granted by the Insituform East Board of Directors. As directors of Insituform East, Messrs. Robert Erikson and George Erikson participate in this plan.

     Each grant of options under the IEI 1999 Directors' Plan will entitle each Insituform East director to whom such options are granted the right to purchase 15,000 shares of Insituform East's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant. Options are granted under the IEI Directors' Plan each year for five years to each member of the Board of Directors of Insituform East serving as such on the date of grant, i.e., for each director serving for five years, a total of five options covering in the aggregate 75,000 shares of Common Stock (subject to adjustments upon changes in the capital structure of Insituform East) over a five year period. Under the terms of this plan, up to 525,000 shares of Insituform East's Common Stock have been reserved for the directors of Insituform East.

     On May 14, 2002, options on a total of 60,000 shares of Insituform East's Common Stock were granted to directors of Insituform East (options on 15,000 shares to each of four directors, including Messrs. Robert Erikson and George Erikson) at a per share option price of $0.80. No options available under this plan were exercised by directors of Insituform East during fiscal year 2002.

Insituform East 1994 Board of Directors' Stock Option Plan

     Insituform  East  adopted,  with  stockholder  approval  at the 1994 Annual
Meeting of Stockholders, the Insituform East, Incorporated 1994 Board of Directors Stock Option Plan (the "IEI 1994 Directors' Plan). The purpose of this plan is the same as the IEI 1999 Directors' Plan. The term of the plan is for ten years, unless terminated sooner by the Board of Directors. Options were first granted to directors on December 9, 1994 and each of the four succeeding Board of Directors meetings following the Annual Meetings of Stockholders in 1995, 1996, 1997 and 1998. Each grant of options under the plan entitles each director to whom such options were granted the right to purchase 15,000 shares of Insituform East's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant. Although no further options are anticipated to be granted under this plan, options previously granted, and which have not already been exercised or expired, will remain in effect until exercise or expiration, whichever comes first. Under the terms of this plan, up to 120,000 shares of Insituform East Common Stock remain reserved for the directors of Insituform East. As directors of Insituform East, Messrs. Robert Erikson and George Erikson participate in this plan. No options available under the plan were exercised by directors of Insituform East during fiscal year 2002.

Insituform East 1999 Employee Stock Option Plan

     Insituform East adopted, with stockholder approval at the 1999 Annual Meeting of Stockholders, the Insituform East, Incorporated 1999 Employee Stock Option Plan (the "IEI 1999 Employee Plan"). The purpose of the plan is to advance the growth and development of Insituform East by affording an opportunity to full-time employees of Insituform East to purchase shares of Insituform East's Common Stock and to provide incentives for them to put forth maximum efforts for the success of Insituform East's business. Any employee of Insituform East who is employed on a full-time basis is eligible for participation. Under the terms of the plan, up to 350,000 shares of Insituform East's Common Stock have been reserved for the employees of Insituform East. The plan is administered by the Incentive Stock Option Plan Committee consisting of Messrs. Paul C. Kincheloe and Webb C. Hayes, IV.

     On December 8, 2000, options on a total of 140,000 shares of Insituform East's Common Stock were granted to then four executive officers of Insituform East (including Mr. Robert Hartman, but not including Messrs. Robert Erikson and George Erikson) at a per share price of $1.5625. These options will vest on December 8, 2002 and are exercisable any time and from time-to-time until December 8, 2005, unless exercisable sooner as set forth in the executives' option agreements. No options available under this plan were exercised by executive officers of Insituform East during the fiscal year ended June 30, 2002.

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table reflects, as of June 30, 2002, information concerning all equity compensation plans approved by the Company's stockholders. The Company has no equity compensation plans that have not been approved by the Company's stockholders.

                      EQUITY COMPENSATION PLAN INFORMATION
                                                                                                       Number of
                                                                                                      Securities
                                                                                                       Remaining
                                                                                                      Available for
                                                           Number of                                 Future Issuance
                                                        Securities to be                              Under Equity
                                                          Issued Upon        Weighted Average      Compensation Plans
                                                          Exercise of         Exercise Price          [(excluding
                                                          Outstanding         of Outstanding           securities
                                                       Options, Warrants     Options, Warrants        reflected in
                                                          and Rights            and Rights             column (a)]
Plan Category                                                (a)                   (b)                     (c)
--------------------------------------------------- ----------------------  --------------------   --------------------
Equity Compensation Plans Approved by Security
     Holders                                             100,000                  6.0125                       0
Equity Compensation Plans Not Approved by
     Security Holders                                          0                  0.0000                       0
                                                         -------                                         -------
     Total                                               100,000                                               0
                                                         =======                                         =======

OPTION/SAR GRANTS TABLE

     The following table sets forth information concerning options or Stock Appreciation Rights granted to each of the named executive officers during fiscal year 2002 under the CERBCO 1997 Directors' Plan and the IEI 1999 Directors' Plan:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                Individual Grants
                            ----------------------------------------------------------
                              Option/       % of Total Options/SARs      Exercise or   Expiration
           Name                 SARs        Granted to Employees in         Base          Date
                            Granted (#)           Fiscal Year             ($/Share)
--------------------------- ------------- ----------------------------- -------------- -----------
Robert W. Erikson
  CERBCO 1997
     Directors' Plan            5,000                   25%                 $4.00       5/14/07
  IEI 1999 Directors' Plan     15,000                   25%                 $0.80       5/14/07

George Wm. Erikson
CERBCO 1997
     Directors' Plan            5,000                   25%                 $4.00       5/14/07
  IEI 1999 Directors' Plan     15,000                   25%                 $0.80       5/14/07

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

     No option or Stock Appreciation Right grants made under the CERBCO 1997 Directors' Plan or the IEI 1999 and 1994 Directors' Plans to any of the named executive officers were exercised during fiscal year 2002. The following table sets forth information concerning option or Stock Appreciation Right grants held by each of the named executive officers under all plans as of June 30, 2002:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                   Number of Unexercised        Value of Unexercised in the
                                                                   Options/SARs at FY-End(#)    Money Options/SARs at FY-End($)
                                                                   -------------------------    -------------------------------
                                 Shares
                                 Acquired on      Value Realized
Name                             Exercise (#)           ($)        Exercisable  Unexercisable   Exercisable   Unexercisable
-------------------------------- ---------------- ---------------- ------------ -------------   -----------    -------------
Robert W. Erikson
  CERBCO 1997
    Directors' Plan                     0               $0           25,000             0           $0              $0
  IEI 1994 Directors' Plan              0               $0           30,000             0           $0              $0
  IEI 1999 Directors' Plan              0               $0           45,000             0           $0              $0

George Wm. Erikson
  CERBCO 1997
    Directors' Plan                     0               $0           25,000             0           $0              $0
  IEI 1994 Directors' Plan              0               $0           30,000             0           $0              $0
  IEI 1999 Directors' Plan              0               $0           45,000             0           $0              $0

Robert F. Hartman
  IEI 1999 Employee Plan                0               $0                0        30,000           $0              $0

REPRICING OF OPTIONS/SARs

     Neither the Company nor its subsidiaries adjusted or amended the exercise price of stock options or SARs previously awarded to any of the named executive officers during fiscal year 2002.

LONG-TERM INCENTIVE PLAN AWARDS

     Neither the Company nor its subsidiaries have any long-term incentive plans.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     During fiscal year 2001, one of the Company's executive officers, Mr. Robert Hartman, entered into a severance agreement with Insituform East whereby, in the event of a change in control of Insituform East and the subsequent termination of the executive's employment by Insituform East, the executive will receive payment of one year's base salary and annual bonus, if any. The agreement also provides that, in the event the executive voluntarily resigns, the executive will not, without consent of Insituform East, enter into employment or other association with any other pipeline rehabilitation business in the United States.

     During fiscal year 2002, Mr. Hartman entered into a similar severance agreement with CERBCO whereby, in the event of a change in control of CERBCO and the subsequent termination of the executive's employment by CERBCO, the executive will receive payment of one year's base salary and annual bonus, if any. No other arrangements between the Company and any named executive officer, or payment to an executive office, resulted or will result from the resignation, retirement or other termination of employment with the Company, in an amount that exceeded $100,000 during fiscal year 2002.

COMPENSATION OF DIRECTORS

     Non-officer directors of the Company are paid an annual fee of $5,000 and an attendance fee of $1,000 for each meeting of the Board of Directors, and each committee meeting, attended in person. Meetings attended by telephone are compensated at the rate of $200. Directors who are also officers of the Company do not receive separate fees for service as directors, but are eligible with all other directors to participate in the CERBCO 1997 Directors' Stock Option Plan, as described under the section entitled, "Compensation Pursuant to Plans - CERBCO, Inc. Plans." All directors of the Company are reimbursed for Company travel-related expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors does not have a compensation committee; the Board of Directors as a whole serves in that equivalent capacity. Messrs. George Erikson and Robert Erikson, both members of the Board of Directors and executive officers of the Company, holding the offices of Chairman & General Counsel and President, respectively, participated during fiscal year 2002 in deliberations of the Board of Directors concerning executive officer compensation.

     Messrs. George Erikson and Robert Erikson are both members of the Board of Directors and executive officers of Insituform East. In their capacities as directors of this subsidiary company, they participated in deliberations of its Board of Directors concerning executive officer compensation.


            PROPOSAL NO. 2 - APPROVAL OF THE 2002 BOARD OF DIRECTORS
                                STOCK OPTION PLAN

     The CERBCO, Inc. 2002 Board of Directors' Stock Option Plan (the "2002 Directors' Plan") was adopted by the Board of Directors on September 12, 2002, subject to approval by the stockholders. The purpose of the 2002 Directors' Plan is to promote the growth and general prosperity of the Company by permitting the Company, through the granting of options to purchase shares of its Common Stock, to attract and retain the best available persons as members of the Company's Board of Directors with an additional incentive for such persons to contribute to the success of the Company. The plan is non-qualified for federal income tax purposes and only members of the Board of Directors would be entitled to grants of options thereunder. The Board is submitting the plan for approval by the stockholders at the Meeting. It is intended that the individuals named in the enclosed form of Proxy will vote their proxies to approve the plan, unless otherwise directed. A majority of the votes cast by both Common stockholders and Class B Common stockholders, voting together, will be required for the approval of the plan.

                                NEW PLAN BENEFITS
                    2002 BOARD OF DIRECTORS STOCK OPTION PLAN

          Name and Position            Dollar Value ($) 1/    Number of Units
------------------------------------  -------------------- --------------------
Robert W. Erikson
Director & President                         $ 65,000              25,000

George Wm. Erikson
Director, Chairman &
General Counsel                              $ 65,000              25,000

Executive Officers
    as a Group (3 persons,
    including those named above)             $130,000              50,000

Non-Executive Directors
    as a Group (2 persons)                   $130,000              50,000
------------------------------------  -------------------- --------------------

1/ The dollar values of the stock options to be awarded under this plan are not determinable as options are granted at a price determined as of the day of the grant. If the total stock options to be granted under this plan to each of the directors covered by the plan had been granted on October 24, 2002, the total dollar value of such grants would be as shown in the table above based on the market price of $2.60 as of that date.

     The following is a summary of the 2002 Directors' Plan, and reference should be made to the full text of the plan contained in Appendix A:

     General. A maximum of 125,000 shares of Common Stock may be optioned and sold under the plan, subject to adjustments upon changes in capital structure of the Company. Options may only be granted to directors of the Company. Each option granted under the plan will entitle each director to whom such option is granted the right to purchase 5,000 shares of the Company's Common Stock (subject to adjustment upon changes in capital structure of the Company) at a designated option price (the "Option Price"), at any time and from time to time, within five years from the date of grant; provided that the director serves continually as a director of the Company for at least six months following the date the option was granted. If the four nominees named under Proposal No. 1 of this Proxy statement are elected as directors, they would be eligible, in consideration for serving as directors of the Company, to receive on December 12, 2002 grants of options entitling each such director to purchase at any time until December 12, 2007 up to 5,000 shares of the Company's Common Stock (subject to adjustment for any change in capital structure of the Company) at the Option Price determined on December 12, 2002. Two of such nominees, Messrs. George Wm. Erikson and Robert W. Erikson, are current executive officers, and Messrs. Hayes and Kincheloe are current directors who are not executive officers; thus, if all nominees are elected, options for a total of 10,000 shares of Common Stock would be granted to current executive officers as a group and options for a total of 10,000 shares of Common Stock would be granted to the two current directors who are not executive officers.

     Administration. The Board of Directors shall administer the 2002 Directors' Plan and shall have exclusive authority to interpret, construe and implement the provisions of the plan, except as may be delegated in whole or in part by the Board to a committee of the Board (the "Committee") which shall consist of two or more members of the Board. Each determination, interpretation or other action that may be taken pursuant to the plan by the Board or Committee shall be final and shall be binding and conclusive for all purposes and upon all persons. The Board from time to time may amend the plan as it deems necessary to carry out the purposes thereof, provided, however, that no change shall be made that increases the total number of shares reserved for issuance or materially modifies the provisions of the plan with respect to eligibility for participation unless such change is authorized by the stockholders.

     Terms and Conditions of Options. Each director granted an option under the 2002 Directors' Plan shall enter into a separate written agreement (the "Option Agreement") with the Company covering each such option granted, in such form and containing such terms and conditions as are not inconsistent with the plan, as the Board or the Committee shall from time to time determine. Each option granted under the plan and pursuant to each Option Agreement will entitle each director to whom such option is granted the right to purchase 5,000 shares of the Company's Common Stock (subject to adjustment upon changes in capital structure of the Company) at the Option Price, any time and from time to time, within five (5) years from the date of grant; provided that the director serves continually as a director of the Company for at least six months following the date the option was granted. Options will be granted under the plan each year to each member of the Board of Directors of the Company serving as such on the date of grant. To the extent the 2002 Directors' Plan is approved by the stockholders at the Annual Meeting of Stockholders on December 12, 2002, the first option grant will be made on the date of such annual meeting and the Option Price with respect to such option shall be as of the date of such annual meeting. Each of the succeeding grants will be made by the Board on the date of each succeeding Annual Meeting of Stockholders and the Option Price shall be determined in accordance with the plan's provisions by the Board as of each respective date. A director may exercise an option only if he has served continually as a director of the Company or its successor company for at least six months following the date of the grant.

     Federal Income Tax Consequences. The options granted under the plan are not eligible for the special tax treatment afforded incentive stock options under the Internal Revenue Code. Under existing federal income tax law and regulations, an optionee will not recognize taxable income, and the Company will not be entitled to a deduction, upon the grant of a non-statutory stock option. Upon exercise of such an option, an optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of each share on the date of exercise exceeds the Option Price. The amount so recognized as income by the optionee generally will be deductible by the Company.

     The foregoing summary of the principal federal income tax considerations applicable to non-statutory stock options does not include all aspects of federal income tax law which may be relevant to a particular director. The federal income tax laws, the regulations or interpretations by the Internal Revenue Service or the courts could be changed after the date of this Proxy Statement. The effect might be to change some or all of the federal income tax consequences pertaining to the plan described in this Proxy Statement. In addition, the receipt of a grant under the plan, the exercise of a grant or the sale of stock acquired upon exercise may create tax liabilities for the optionee under the laws of any state or other taxing jurisdiction. No attempt is made in this Proxy Statement to summarize these tax consequences.


                         INDEPENDENT PUBLIC ACCOUNTANTS

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche, LLP was engaged to audit the Company's consolidated financial statements for the fiscal year ended June 30, 2001. This engagement included reviews of the quarterly financial statements included in the Company's Forms 10-QSB during the fiscal year ended June 30, 2002. On June 11, 2002, Deloitte & Touche was dismissed as the Company's independent public accountants, and Aronson & Company was appointed to audit the Company's financial statements for the fiscal year ended June 30, 2002. The decision to change accountants was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors.

     Deloitte & Touche's report on the Company's financial statements for the fiscal year ended June 30, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was such report modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the interim period through the date the relationship ended, there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte & Touche's satisfaction, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     Representatives of Aronson & Company are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

     The Audit Committee of the Board of Directors has not yet recommended, and the Board has not yet approved, the appointment of independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 2003. It is anticipated that the Audit Committee will make its recommendation to the Board and that the appointment of independent public accountants will be made by the Board prior to June 30, 2003.

AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit of the annual consolidated financial statements of the Company and its majority controlled subsidiary, Insituform East included in the Company's Form 10-KSB for the fiscal year ended June 30, 2002 were $86,624.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed to the Company or Insituform East for financial information systems design and implementation services by Aronson & Company or Deloitte & Touche for the fiscal year ended June 30, 2002.

ALL OTHER FEES

     No fees for services to the Company and Insituform East, other than as described above, were billed by Aronson & Company for the fiscal year ended June 30, 2002. The aggregate fees billed by Deloitte & Touche for such services during the fiscal year ended June 30, 2002, were $100,331. These fees were incurred primarily in connection with tax research and preparation, and in connection with a proposed recapitalization of CERBCO in fiscal year 2002, which proposed transaction was denied approval by insufficient vote of the Company's Common Stock shareholders in May 2002.

AUDIT COMMITTEE DETERMINATION

     Because the services other than audit services rendered by Deloitte & Touche were not material in amount, nor was the nature of the services rendered incompatible with maintaining the auditor's independence, the Audit Committee believes that the provision of these services did not impair Deloitte & Touche's independence with respect to the Company during the period prior to June 11, 2002.

SERVICES BY EMPLOYEES OF ARONSON & COMPANY

     No part of Aronson & Company's engagement to audit the Company's financial statements for the fiscal year ended June 30, 2002 was attributable to work performed by persons other than Aronson & Company's permanent employees.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters which are likely to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the individuals named in the enclosed form of Proxy to vote the proxy in accordance with their judgment on such matters.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     Financial statements of the Company are contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, a copy of which accompanies this Proxy Statement.

                  DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS
           FOR INCLUSION IN THE BOARD'S PROXY STATEMENT IN CONNECTION
                    WITH THE FISCAL YEAR 2003 ANNUAL MEETING

     A proposal submitted by a stockholder for action at the Company's Annual Meeting of Stockholders for the fiscal year ending June 30, 2003 must be received by the Company no later than July 3, 2003, in order to be included in the Company's Proxy Statement for that meeting. Any stockholder proposal that is received later than July 3, 2003, will be deemed to be untimely. It is suggested that proponents submit their proposals by certified mail-return receipt requested.

     A proponent of a proposal must be a record or beneficial owner entitled to vote at the next Annual Meeting on the proposal and must continue to be entitled to vote through the date on which the meeting is held.

                                      By Order of the Board of Directors,



                                       /s/Robert F. Hartman
                                       Robert F. Hartman
                                       Secretary

Landover, Maryland
November 4, 2002




                                                                     Appendix A

                                  CERBCO, INC.
                            2002 BOARD OF DIRECTORS'
                                STOCK OPTION PLAN

1.   Purpose.

     The purpose of the CERBCO, Inc. 2002 Board of Directors Stock Option Plan (the "Plan") is to promote the growth and general prosperity of CERBCO, Inc. (the "Company") by permitting the Company, through the granting of Options to purchase shares of its Common Stock, par value $.10 per share (the "Common Stock"), to attract and retain the best available persons as members of the Company's Board of Directors with an additional incentive for such persons to contribute to the success of the Company.

2.   Administration.

     The Board of Directors shall administer the Plan and shall have exclusive authority to interpret, construe and implement the provisions of the Plan, except as may be delegated in whole or in part by the Board to a committee of the Board (the "Committee") which shall consist of two or more members of the Board. Each determination, interpretation or other action that may be taken pursuant to the Plan by the Board or the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons.

3.   Eligibility.

     All members of the Board of Directors shall receive Options pursuant to the terms of the Plan, as set forth herein.

4.   Shares of Common Stock Subject to Options.

     Subject to the provisions of Sections 10 and 11 hereof, the maximum number of shares of Common Stock which may be optioned and sold under the Plan is 125,000 shares of authorized but unissued, or reacquired, shares of Common Stock of the Company. In the event any shares of Common Stock subject to an Option are not issued for any reason at the expiration or termination of such Option, such shares may again be subject to an Option under the Plan.

5.   The Options.

     Each Director granted an Option under this Plan shall enter into a separate written Option Agreement with the Company covering each such Option granted, in such form containing such terms and conditions as are not inconsistent with the Plan, as the Board or the Committee shall from time to time determine. Except as provided in this Section, each Option granted hereunder and pursuant to each such agreement will entitle each Director to whom such Option is granted the right to purchase 5,000 shares of the Company's Common Stock at the Option Price, at any time and from time to time, up to five (5) years from the date of grant. Options will be granted hereunder each year to each member of the Board of Directors of the Company serving as such on the date of grant. The first Option grant will be made on December 12, 2002, and the Option Price with respect to such Option shall be determined as of such date, subject to approval of the Plan by the Company's Stockholders at the Annual Meeting of Stockholders to be held on December 12, 2002. Each of the succeeding grants will be made on the date of each succeeding Board of Directors meeting, which follows each succeeding Annual Meeting of Stockholders, and the Option Price shall be determined as of each such respective date.

6.   Option Price.

     The Option Price for each share of the Common Stock to be issued upon exercise of Options under the Plan shall be determined on the date of grant in the following manner: (i) if the trading prices for the Common Stock are reported on the consolidated transaction reporting system (the "consolidated system") operated by the Consolidated Tape Association, whether or not the Common Stock is traded on an exchange, the average of the high and low prices at which the Common Stock is reported in the consolidated system to have been traded on such date; (ii) if the principal market for the Common Stock is an exchange and if the trading prices for the Common Stock are not reported in the consolidated system, the average of the high and low prices at which the Common Stock is reported to have traded on such exchange on such date; (iii) if the principal market for the Common Stock is otherwise than on an exchange, trading prices for the Common Stock are not reported on the consolidated system, and bids and offers for such security are reported in the automated quotation system operated by the National Association of Securities Dealers, Inc. ("NASDAQ"), the mean between the highest current independent bid price and the lowest current independent asked price reported on "level 2" of the NASDAQ on such date; (iv) if the principal market for the Common Stock is otherwise than on an exchange, trading prices for the Common Stock are not reported on the consolidated system, and bids and offers for the Common Stock are not reported in NASDAQ, the mean between the highest current independent bid and the lowest current independent asked price on such date, determined on the basis of reasonable inquiry; or (v) if there is no market for the Common Stock, such price as the Board in its discretion, acting in good faith, shall determine, but not less than the price of any contemporaneous sales of the Common Stock. If there is a market for the Common Stock and if, on the pertinent date, no transactions or bid and asked prices, as the case may be, are reported for the Common Stock under the relevant clause above, the Option Price of the Common Stock shall be determined on the next day on which transactions or bid and asked prices, as the case may be, are reported for the Common Stock under such clause. The Option Price shall be subject to adjustment as set forth in Section 10 hereof.

7.   Exercise of Option.

          (a) An Option may be exercised at any time and from time to time within a period of five (5) years from the date of grant of such Option with respect to all or part of the shares covered thereby, subject however, to the further restrictions contained in this Section 7.

          In the event the Company or the Stockholders of the Company enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, a reorganization, a liquidation or otherwise, each outstanding Option shall be exercisable with respect to the full number of shares subject to that Option, notwithstanding the preceding paragraph of this Section 7(a), only during the period commencing as of the date of such agreement and ending when the disposition of assets or stock contemplated by the Agreement is consummated.

          (b) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Secretary of the Company. As soon as practicable after the date an Option is exercised, the Company shall deliver to the Director a certificate or certificates for the number of shares of Common Stock acquired upon such exercise, registered in the name of the Director or the name of any other person entitled to such shares as contemplated by Section 7(c).

          (c) An Option may be exercised by the optionee only (i) if the optionee has served continually as a Director of the Company or its Successor Company for at least six months following the date of grant and
     (ii) (x) while he is, and has continually been since the date of the grant of the Option, a Director of the Company or its Successor Company, or (y) for a period ending six (6) months after the Director has terminated his services in all of such capacities; except that if a Director's continuous service terminates by reason of his death, such Option may be exercised within six (6) months after the death of such Director, but in no event later than five (5) years after the date of grant of such Option, by (and only by) the person or persons to whom his right under such Option shall have passed by will or by laws of descent and distribution.

          (d) An Option may be exercised in accordance with this Section 7 as to all or any portion of the shares subject to the Option from time to time, but shall not be exercisable with respect to fractions of a share.

8.   Options not Transferable.

     Options under the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of an optionee only by such optionee.

9.   Amendment or Termination of the Plan.

          (a) The Board of Directors may amend the Plan in such respects as it shall deem advisable; provided that, no change shall be made that increases the total number of shares of Common Stock reserved for issuance under the Plan (except pursuant to Section 11), or materially modifies the requirements as to eligibility for participation in the Plan, unless such change is authorized by the Stockholders of the Company. An amendment of the Plan shall not, without the consent of the Director, adversely affect a Director's rights under an Option previously granted to him or her.

          (b) The Board of Directors may at any time terminate the Plan. Any such terminations of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

10.  Adjustments Upon Changes in Capitalization.

     If all or any portion of the Option is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, reorganization, or other similar change or transaction of or by the Company, as a result of which shares of any class shall be issued in respect of outstanding shares of the class covered by the Option, or shares of the class covered by the Option shall be changed into the same or different number of shares of the same or another class or classes, the person or persons so exercising such an Option shall receive, for the aggregate option price payable upon such exercise of the Option, an aggregate number and class of shares equal to the number and class of shares he would have had on the date of exercise had the shares been purchased for the same aggregate price at the date the Option was granted and not been disposed of, taking into consideration any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidated, acquisition of property or stock, separation, reorganization or other similar change or transaction; provided, however, that no fractional shares shall be issued upon any such exercise, and the aggregate price paid shall be approximately reduced on account of any fractional shares not issued.

11.  Changes in Capital Structure of Company.

     In the event of a change in the capital structure of the Company, the number of shares specified in Section 5 of the Plan, the number of shares covered by each outstanding Option and the price per share shall be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend or effected in any other manner without receipt of additional or further consideration by the Company.

12.  Agreement and Representations of Director.

     As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended, or any other applicable law, rule or regulation.

13.  Reservation of Shares of Common Stock.

     The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdictional authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of shares of Common Stock under the Plan shall not result in any liability of the Company in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained.

14.  Term.

     The Plan shall be effective upon its adoption by the Board of Directors and approval by the Company's Stockholders. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 9.

15.  Definitions.

     As used herein, the following definitions shall apply:

     (a) "Common Stock" shall mean Common Stock, par value $.10 per share, of the Company.

     (b) "Continuous Service" shall mean service as a member of the Board of Directors, without interruption, of the Company or its Successor Company.

     (c)  "Option" shall mean a stock option granted pursuant to the Plan.

     (d) "Option Price" means the purchase price, as determined in accordance with Section 6 of the Plan, for each share of the Common Stock issued upon the exercise of Options.

     (e) "Plan" shall mean the Company's Board of Directors' 2002 Stock Option Plan.

     (f) "Stockholders" shall mean the holders of outstanding shares of the Company's Common Stock and Class B Common Stock.

     (g)  "Successor   Company"   means  any  company  which   acquires  all  or
          substantially all of the stock or assets of the Company.


                                                      Dated:  September 12, 2002